Exhibit 10.3
HARMONIC INC.
2002 DIRECTOR STOCK PLAN
(Amended and Restated, June 13, 2017)

1)
Purposes of the Plan. The purposes of this 2002 Director Stock Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options. Restricted stock units may also be granted hereunder.

2)	Definitions. As used herein, the following definitions shall apply:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Change-in-Control” means the occurrence of any of the following events:

i)
The date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total fair market value or voting power of the stock of the Company; or

ii)
The date upon which a majority of members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

iii)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

c)	“Code” means the Internal Revenue Code of 1986, as amended.

d)	“Common Stock” means the common stock of the Company.

e)	“Company” means Harmonic Inc., a Delaware corporation.

f)	“Director” means a member of the Board.

g)	“Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

h)
“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

j)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or.

iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

k)	“Inside Director” means a Director who is an Employee.

l)	“Option” means a stock option granted pursuant to the Plan.

m)	“Optioned Stock” means the Common Stock subject to an Option.

n)	“Optionee” means a Director who holds an Option.

o)	“Outside Director” means a Director who is not an Employee.

p)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

q)	“Plan” means this 2002 Director Stock Plan.

r)
“Restricted Stock Unit or RSU” means a bookkeeping entry representing the right to receive one Share. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company. Until the Shares are issued in settlement of a vested Restricted Stock Unit (which shall be done as soon as is practicable following the vesting of such award), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

s)	“Securities Act” means the Securities Act of 1933, as amended.

t)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

u)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3)
Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 2,750,000 Shares (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Options shall be counted against the numerical limits of this section 3 as one Share for every Share subject thereto. Any Shares of Restricted Stock Units shall be counted against the numerical limits of this section 3 as one and one half (1.5) Shares for every one Share subject thereto. To the extent that a Restricted Stock Unit that counted as one and one half (1.5) Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this section 3, the Plan shall be credited with one and one half (1.5) Shares.

Restricted Stock Units that do not vest and thus are forfeited back to the Company shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock Units that vest shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4)
Administration and Grants of Awards under the Plan. The Board may make discretionary grants of Options or Restricted Stock Units to any Outside Director under this Plan. Moreover, Outside Directors shall receive the following automatic grants (unless otherwise determined by the Board in its sole discretion):

a)
Initial Grant. Each Outside Director who first becomes a Outside Director on or after the Company’s 2008 annual stockholders’ meeting (excluding a former Inside Director who ceases to be an Inside Director but who remains a Director), shall be entitled to receive, as of the date that the individual first is appointed or elected as a Outside Director, an Option or Restricted Stock Unit, or a combination of an Option and a Restricted Stock Unit, as determined on or prior to the grant date by the Board in its sole discretion.

b)
Ongoing Grants. On the date each Outside Director is reelected to the Board by the stockholders of the Company at the Company’s annual meeting of stockholders or otherwise; each Outside Director who has served on the Board for at least six months on that date shall be granted an Option or Restricted Stock Unit, or a combination of an Option and a Restricted Stock Unit, as determined on or prior to the grant date by the Board in its sole discretion.

c)
Terms and Conditions of Options and RSUs. Subject to the other provisions of this Plan, the terms and conditions of any Options and Restricted Stock Units granted under this Plan, including vesting, shall be determined by the Board in its sole discretion and set forth in an Option or Restricted Stock Unit agreement; provided, however, that (i) the term of any Option may not exceed seven (7) years, and (ii) any Option shall have a per Share exercise price not less than 100% of the Fair Market Value on the grant date.

5)	Eligibility. Options and Restricted Stock Units may be granted only to Outside Directors.

The Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6)	Term of Plan. The Plan shall continue in effect until March 1, 2025, unless sooner terminated under Section 11 of the Plan.

7)	Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of:

a)	cash;

b)	check;

c)	other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

d)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

e)	any combination of the foregoing methods of payment.

8)	Exercise of Option.

a)
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan has been obtained.

i)	An Option may not be exercised for a fraction of a Share.

ii)
An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

iii)
Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

b)
Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months (extended to three (3) years for Options granted on or after May 27, 2004) following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of such termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

c)
Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination (extended to three (3) years for Options granted on or after May 27, 2004), and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

d)
Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death (extended to three (3) years for Options granted on or after May 27, 2004), and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of death, the Shares covered by the unvested portion of the Option shall revert to the Plan. To the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9)
Non-Transferability of Options and Restricted Stock Units. Options or Restricted Stock Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, with respect to the Option, may be exercised, during the lifetime of the Optionee, only by the Optionee. In no event shall an Option or Restricted Stock Unit be transferred to a third party for value, unless previously approved by the Company’s stockholders.

10)	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Change-in-Control.

a)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and Restricted Stock Unit, the number of Shares which have been authorized for issuance under the Plan but as to which no awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or the number of shares subject to a Restricted Stock Unit.

b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, then to the extent that (i) an Option has not been previously exercised, or (ii) a Restricted Stock Unit has not vested, it shall terminate immediately prior to the consummation of such proposed action.

c)
Merger or Change-in-Control. In the event of a merger of the Company with or into another corporation or a Change-in-Control of the Company, outstanding Options may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. In addition, whether or not the Successor Corporation assumes an outstanding Option or substitutes for it an equivalent award, immediately prior to a Change-in-Control each Option or option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 8(b) through (d) above. Similarly, immediately prior to a Change-in-Control each Restricted Stock Unit shall become 100% vested and payable immediately.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or Change-in-Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change-in-Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change-in-Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or Change-in-Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change-in-Control.

11)	Amendment and Termination of the Plan; No Repricing.

a)
Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Director under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

b)
No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for another award.

12)
Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or the vesting of a Restricted Stock Unit unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or settlement of a vested Restricted Stock Unit, the Company may require the person exercising such Option or receiving Shares in settlement of a Restricted Stock Unit to represent and warrant that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13)	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

14)	Option and RSU Agreements. Options and Restricted Stock Units shall be evidenced by written agreements in such form as the Board shall approve.